As filed with the Securities and Exchange Commission on April 17, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Advanced Flower Capital Inc.
(Exact name of registrant as specified in its charter)

Maryland	85-1807125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

477 S. Rosemary Ave., Suite 301
West Palm Beach, FL 33401
Telephone: (561) 510-2390
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Daniel Neville
Advanced Flower Capital Inc.
477 S. Rosemary Ave., Suite 301
West Palm Beach, FL 33401
Telephone: (561) 510-2390
(Address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
C. Brophy Christensen, Esq.
Jeeho M. Lee, Esq.
O’Melveny & Myers LLP
1301 Avenue of the Americas, Suite 1700
New York, New York 10019
Telephone: (212) 326-2000
Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The registrant currently has a Registration Statement on Form S-3 (File No. 333-264144 and the “Current S-3”), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 5, 2022 and declared effective on April 18, 2022, with approximately $972.4 million of unsold securities previously registered on the base prospectus of the Current S-3 covering the offer, issuance and sale by us of our common stock, preferred stock, debt securities, warrants, rights and units, which are being carried forward and included in this registration statement. In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, the offering of securities on the Current S-3 will be deemed terminated as of the date of effectiveness of this registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated April 17, 2025
PROSPECTUS

Advanced Flower Capital Inc.

$1,000,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
From time to time in one or more offerings, we may offer to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms to be determined at the time of any such offering. The preferred stock, debt securities, warrants and rights (including as part of a unit) offered hereby may each be convertible or exchangeable into shares of our common stock or preferred stock. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000.
This prospectus provides a general description of the securities that we may offer. Each time any securities are offered pursuant to this prospectus, we will provide specific information about the offered securities and the terms of the offering in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.
Prospectus supplements and any free writing prospectuses may also add, update or change information in this prospectus.
Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “AFCG.” The last reported sale price of our common stock on April 16, 2025 was $5.03 per share. Any prospectus supplement and/or free writing prospectus will indicate if the securities offered thereby will be listed on any securities exchange.
You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement and/or free writing prospectus describing the method and terms of the offering.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” beginning on page 7 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and/or free writing prospectus and in the documents filed with the Securities and Exchange Commission incorporated by reference in this prospectus, including Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K, before investing in our securities.
We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, are subject to reduced public company reporting requirements.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement and/or free writing prospectus will be provided that contains specific information about the terms of that offering and the securities being sold in that offering. The prospectus supplement and/or free writing prospectus may also add to, update or change the information contained in or incorporated by reference in this prospectus. If information varies between this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.
You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
Before purchasing any securities, you should carefully read this prospectus and any accompanying prospectus supplement and/or free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.
References in this prospectus to the terms “we,” “us,” “our,” “AFC,” “Company” or other similar terms refer to Advanced Flower Capital Inc., a Maryland corporation, and its consolidated subsidiaries, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with this law, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov and our SEC filings are available to the public at such website. We also maintain a website located at advancedflowercapital.com, where these SEC filings and other information about the Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The inclusion of our website address in this prospectus is an inactive textual reference only and the information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.
Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other document filed with the SEC and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated herein.

INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. We incorporate by reference in this prospectus the following documents and reports we filed with the SEC (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;
•
the portions of our definitive proxy statement on Schedule 14A that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on April 4, 2025; and

•
the description of our common stock, par value $0.01 per share, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021 (filed with the SEC on March 10, 2022), which updated the description thereof contained in our Registration Statement on Form 8-A, filed with the SEC on February 3, 2021 (File No. 001-39995), and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:
Advanced Flower Capital Inc.
Attn: Chief Legal Officer
477 S. Rosemary Ave., Suite 301
West Palm Beach, FL 33401
Telephone: (561) 510-2390

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the information incorporated by reference herein, or provided in other reports, filings with the SEC and press releases, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and we intend such statements to be covered by the safe harbor provisions contained therein. These forward-looking statements are based on our current intent, belief, expectations and views of future events. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results or performance, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “could,” “would,” “will,” “can,” “continuing,” “may,” “aim,” “intend,” “ongoing,” “plan,” “predict,” “potential,” “should,” “seeks,” “likely to” or words or phrases of similar meaning. Specifically, this prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements regarding (i) our portfolio and strategies for the growth of our cannabis industry lending business; (ii) our working capital, liquidity and capital requirements; (iii) potential state and federal legislative and regulatory matters; (iv) our expectations and estimates regarding certain tax, legal and accounting matters, including the impact on our financial statements and/or those of our borrowers; (v) the amount, collectability and timing of cash flows, if any, from our loans; (vi) our expected ranges of originations and repayments; (vii) estimates relating to our ability to make distributions to our stockholders in the future; and (viii) our investment strategy.
These forward-looking statements reflect management’s current views about future events, and are subject to risks, uncertainties and assumptions. Our actual results may differ materially from the future results and events expressed or implied by the forward-looking statements as a result of the factors discussed in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports that we file with the SEC, including our Quarterly Reports on Form 10-Q, and in any prospectus supplement and free writing prospectus. Key factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:
•	use of proceeds of our prior and future securities offerings;
•	our business and investment strategy;
•	the ability of our Manager (as defined below) to locate suitable loan opportunities for us and to monitor and actively manage our portfolio and implement our investment strategy;
•	our expectations for origination targets and repayments;
•	our ability to obtain our target mix of loan and collateral types with our expected ranges of yields;
•	the allocation of loan opportunities to us by our Manager;
•	our projected operating results;
•
actions and initiatives of the U.S. or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law and certain state laws;

•	the estimated growth in and evolving market dynamics of the cannabis market;
•	changes in general economic conditions, in our industry and in the commercial finance and real estate markets;
•	the demand for cannabis cultivation and processing facilities;
•	shifts in public opinion and state regulation regarding cannabis;
•	the state of the U.S. economy generally or in the specific geographic regions in which we operate, including as a result of the impact of natural disasters;
•	the impact of a protracted decline in the liquidity of credit markets on our business;
•	the amount, collectability and timing of our cash flows, if any, from our loans;

•	our ability to obtain and maintain competitive financing arrangements;
•	our ability to achieve expected leverage;
•	changes in the value of our loans;
•	losses that may arise due to the concentration of our portfolio in a limited number of loans and borrowers;
•	our investment and underwriting process;
•	the rates of default or recovery rates on our loans;
•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;
•	the availability of investment opportunities for us within our investment guidelines;
•	changes in interest rates and impacts of such changes on our results of operations, cash flows and the market value of our loans;
•	interest rate mismatches between our loans and our borrowings used to fund such loans;
•	the departure of any of the executive officers or key personnel supporting and assisting us from our Manager or its affiliates;
•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;
•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”);
•	our ability to qualify and maintain our qualification as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes;
•	estimates relating to our ability to make distributions to our stockholders in the future;
•	our understanding of our competition;
•	market trends in our industry, interest rates, real estate values, the securities markets or the general economy;
•	uncertainties as to the impact on our business of the spin-off of our commercial real estate business; and
•
other risks and uncertainties discussed in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC, including our Quarterly Reports on Form 10-Q, and in any prospectus supplement and free writing prospectus.

The above list of factors is not exhaustive or necessarily in order of importance.
You should read this prospectus, including the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect. Moreover, we operate in a rapidly evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all the risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements made in this prospectus, including the documents incorporated by reference herein. We qualify all of our forward-looking statements by these cautionary statements.
These forward-looking statements apply only as of the date of this prospectus and we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by applicable law.

ABOUT ADVANCED FLOWER CAPITAL INC.
Advanced Flower Capital Inc. is an institutional lender that was founded in July 2020 by a veteran team of investment professionals. We primarily originate, structure, underwrite, invest in and manage senior secured loans and other types of mortgage loans and debt securities, with a specialization in loans to cannabis industry operators in states that have legalized medical and/or adult-use cannabis. Our investment guidelines primarily relate to deploying capital in attractive lending opportunities to state law-compliant cannabis operators, typically secured by real estate, equipment, cash flows and license value.
Our objective is to provide attractive risk-adjusted returns over time through cash distributions and capital appreciation primarily by providing loans to state law-compliant cannabis companies. The loans we originate are primarily structured as senior loans typically secured by real estate, equipment, cash flows and the value associated with licenses (where applicable) and/or other assets of the loan parties to the extent permitted by applicable laws and the regulations governing such loan parties. Some of our cannabis-related borrowers have their equity securities listed for public trading on the Canadian Securities Exchange (“CSE”) in Canada and/or over-the-counter (“OTC”) in the United States.
As states continue to legalize cannabis for medical and adult-use, an increasing number of companies operating in the cannabis industry need financing. Due to the current capital constrained cannabis market, which does not typically have access to traditional bank financing, we believe we continue to be well positioned to act as a prudent financing source to cannabis industry operators given our stringent underwriting criteria, size and scale of operations and institutional infrastructure.
We are externally managed and advised by AFC Management, LLC (our “Manager”), a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and an affiliate of Leonard M. Tannenbaum, the Chairman of our Board of Directors (our “Board”), Robyn Tannenbaum, our President and Chief Investment Officer, and Daniel Neville, our Chief Executive Officer. Pursuant to our management agreement (our “Management Agreement”) with our Manager, our Manager manages our portfolio and our day-to-day operations, subject to the terms set forth in the Management Agreement and such further conditions as may be imposed from time to time by our Board. Each of our officers is employed by our Manager and certain of our officers are members of AFC’s Investment Committee, as well as the investment committee of our Manager, which advises on our investments and operations. We commenced operations on July 31, 2020 and completed our initial public offering (“IPO”) in March 2021.
We are a Maryland corporation and have elected to be taxed as a REIT under Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended December 31, 2020. We believe that we have qualified as a REIT and that our current and proposed method of operation will enable us to continue to qualify as a REIT. However, no assurances can be given that our beliefs or expectations will be fulfilled, since qualification as a REIT depends on us continuing to satisfy numerous asset, income and distribution tests, which in turn depends, in part, on our operating results and ability to obtain financing. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act.
Our principal executive offices are located at 477 S. Rosemary Ave., Suite 301, West Palm Beach, FL 33401, and our telephone number is (561) 510-2390. Our website is advancedflowercapital.com. The information contained on or that can be accessed through our website does not constitute part of this prospectus.

RISK FACTORS
Investing in any of our securities involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement and free writing prospectus, you should carefully review and consider the specific risks set forth in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports that we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and free writing prospectus. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, it could adversely affect our business, results of operations and financial condition. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities covered by this prospectus as set forth in the applicable prospectus supplement and/or free writing prospectus. Pending any specific application, we may temporarily invest funds in interest-bearing, short-term investments, including money market accounts or funds, commercial mortgage-backed securities, corporate bonds and other investments, and equity interests of REITs, in each case, to the extent consistent with our qualification as a REIT and the maintenance of our exemption from registration under the Investment Company Act.

DESCRIPTION OF CAPITAL STOCK
The following summary of the terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Maryland General Corporation Law (the “MGCL”) and our charter (the “Charter”) and second amended and restated bylaws (the “Bylaws”). Copies of our Charter and Bylaws are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and are incorporated herein by reference. See “Where You Can Find More Information.”
General
We have the authority to issue 50,010,000 shares of stock, consisting of 50,000,000 shares of common stock, $0.01 par value per share (“common stock”), and 10,000 shares of preferred stock, $0.01 par value per share (“preferred stock”), of which 125 shares are classified and designated as 12.0% Series A Cumulative Non-Voting Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”). Our Board, with the approval of a majority of the entire Board and without any action by our stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.
As of April 16, 2025, (i) 22,596,007 shares of our common stock were issued and outstanding and (ii) no shares of preferred stock were issued and outstanding.
Common Stock
Our Board may reclassify any unissued shares of our common stock from time to time into one or more classes or series of stock. Subject to certain provisions of, and except as may otherwise be specified in the Charter, and subject to the rights of the holders of our preferred stock, if any, and any other class or series of stock hereinafter classified and designated by our Board:
•
the holders of our common stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share entitling the holder thereof to cast one vote on each matter submitted to a vote of stockholders;

•
dividends or other distributions may be declared and paid or set apart for payment upon our common stock out of any assets or our funds legally available for the payment of distributions, but only when, as, and if, authorized by our Board; and

•
upon our voluntary or involuntary liquidation, dissolution or winding up, our net assets legally available for distribution shall, after the payment of or adequate provision for all known debts and liabilities and any preferential rights of the holders of any then-outstanding shares of our preferred stock, be distributed pro rata to the holders of our common stock.

Authorized but Unissued Preferred Stock
Our Board may classify any unissued shares of our preferred stock and reclassify any previously classified but unissued shares of our preferred stock of any class or series from time to time, into one or more classes or series of stock and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such classes or series. Accordingly, our Board, without stockholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, may adversely affect the voting and other rights of the holders of our common stock, and could have the effect of delaying, deferring or preventing a change of control of our Company or other corporate action. Preferred stock offered hereby, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable.

The prospectus supplement relating to a particular class or series of preferred stock offered will describe the specific terms thereof, including, where applicable:
•	the title, designation, number of shares and stated value of the preferred stock;
•	the price at which the preferred stock will be issued;
•
the dividend rates, if any (or method of calculation), whether that rate is fixed or variable or both, and the dates on which dividends will be payable, whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

•	the dates on which the preferred stock will be subject to redemption and the applicable redemption prices;
•	any redemption or sinking fund provisions;
•	the convertibility or exchangeability of the preferred stock;
•	if other than United States dollars, the currency or currencies (including composite currencies) in which the preferred stock is denominated and/or in which payments will or may be payable;
•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or the value, rate or price relevant to that calculation;
•	the place where dividends and other payments on the preferred stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred stock;
•	any listing of the preferred stock on any securities exchange; and
•	any additional dividend, liquidation, redemption, preemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.
The federal income tax consequences and special considerations applicable to any class or series of preferred stock will be generally described in the prospectus supplement related thereto.
Series A Preferred Stock
In order for us to qualify as a REIT, our stock must be beneficially owned by 100 or more persons. Therefore, on December 18, 2020, we issued 125 shares of Series A Preferred Stock to 125 investors. The Series A Preferred Stock entitles the holders thereof to receive cumulative cash dividends at a rate per annum of 12.0% of the liquidation preference of $1,000 per share plus all accumulated and unpaid dividends thereon. We generally may not declare or pay, or set apart for payment, any dividend or other distribution on any shares of our stock ranking junior to the Series A Preferred Stock as to dividends, including our common stock, or redeem, repurchase or otherwise make payments on any such shares, unless full, cumulative dividends on all outstanding shares of Series A Preferred Stock have been declared and paid or set apart for payment for all past dividend periods. The holders of the Series A Preferred Stock generally have no voting rights except in limited circumstances, including certain amendments to the Charter and the authorization or issuance of equity securities senior to or on parity with the Series A Preferred Stock. The Series A Preferred Stock is not convertible into shares of any other class or series of our stock. The Series A Preferred Stock is senior to all other classes and series of shares of our stock as to dividend and redemption rights and rights upon our liquidation, dissolution and winding up. Holders of outstanding shares of Series A Preferred Stock are entitled to a liquidation preference of $1,000 per share plus all accrued and unpaid dividends thereon and any redemption premium then in effect.
Upon written notice to each record holder of our Series A Preferred Stock as to the effective date of redemption, we may redeem the shares of our outstanding Series A Preferred Stock at our option, in whole or in part, at any time for cash at a redemption price equal to $1,000 per share, for a total of $125,000 for the 125 shares outstanding, plus all accrued and unpaid dividends thereon to and including the date fixed for redemption. Shares of the Series A Preferred Stock that are redeemed shall no longer be deemed outstanding shares of the Company and all rights of the holders of such shares will terminate. On June 30, 2024, the Company redeemed all 125 shares of the Series A Preferred Stock at a price of $1,000 per share, plus all accrued and unpaid dividends thereon to and including the date fixed for redemption. As the shares were redeemed on June 30, 2024, there were no accrued and unpaid dividends.

Classified or Reclassified Shares
Prior to the issuance of classified or reclassified shares of any class or series of stock, our Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of our stock; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of the Charter and subject to the express terms of any class or series of our stock outstanding at the time, the preferences, conversion or other rights, voting powers (including exclusive voting rights, if any), restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause us to file articles supplementary with the State Department of Assessments and Taxation of Maryland.
Stockholders’ Consent in Lieu of Meeting
The MGCL generally provides that, unless the charter of the corporation authorizes stockholder action by less than unanimous consent, holders of common stock may take action by consent in lieu of a meeting only if it is given by all such stockholders entitled to vote on the matter. The Charter and Bylaws do not provide for action by common stockholders by less than unanimous consent.
Distributions
Our Board from time to time may authorize and we may pay to our stockholders such dividends or other distributions in cash or other property, including in shares of one class of our capital stock payable to holders of shares of another class of our stock, as our Board in its discretion shall determine.
Corporate Opportunities
Under the Charter, none of our directors or officers, including any officer or director who also serves as a director, officer or employee of our Manager, or serves on the investment committee of our Manager, shall be obligated, in their capacity as such, to offer us the opportunity to participate in any business or investing activity or venture that falls within our investment guidelines that is presented to such person, other than in their capacity as our officer or director.
Ownership Limitations and Exceptions
Subject to certain exceptions as described in the Charter, the following restrictions apply to our common stock:
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(i) No person, other than a Qualified Institutional Investor or an Excepted Holder (each, as defined below), shall Beneficially Own or Constructively Own (each, as defined below) shares of our capital stock in excess of the “Aggregate Stock Ownership Limit,” which is defined as 4.9% in value or number of shares, whichever is more restrictive, of the aggregate outstanding shares of our capital stock, (ii) no Qualified Institutional Investor, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of our capital stock in excess of the “Qualified Institutional Investor Aggregate Stock Ownership Limit” which is defined as 9.8% in value or number of shares, whichever is more restrictive, of the aggregate outstanding shares of our capital stock and (iii) no Excepted Holder shall Beneficially Own or Constructively Own shares of our capital stock in excess of the Excepted Holder Limit for such Excepted Holder.

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No person shall Beneficially Own or Constructively Own shares of our capital stock to the extent that such Beneficial Ownership or Constructive Ownership of our capital stock would result in us (i) being Closely Held (as defined below) (without regard to whether the ownership interest is held during the last half of a taxable year), or (ii) otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in us owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

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Any transfer of shares of our capital stock that, if effective, would result in our capital stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of our capital stock.

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Any transfer of shares of our capital stock that, if effective, would cause our assets to be deemed “plan assets” within the meaning of Department of Labor regulation 20 C.F.R. 2510.3-101 for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code shall be void ab initio, and the intended transferee shall acquire no rights in such shares of our capital stock.

Additionally, our Board, in its sole discretion, may exempt (prospectively or retroactively) a person from the Aggregate Stock Ownership Limit and/or the Qualified Institutional Investor Aggregate Stock Ownership Limit, may qualify a person as a Qualified Institutional Investor, and may establish or increase an Excepted Holder Limit for such person if: (i) our Board obtains such representations, covenants and undertakings (X) from such person as are reasonably necessary to ascertain that no individual’s Beneficial or Constructive Ownership of such shares of our capital stock will be in violation of the provisions of the Charter described in the second bullet above and (Y) as our Board may deem appropriate in order to conclude that granting the exemption, granting Qualified Institutional Investor status, and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not otherwise cause us to lose our status as a REIT; and (ii) such person agrees that any violation or attempted violation of such representations, covenants or undertakings (or other action that is contrary to the restrictions contained in the Charter) will result in such shares of our capital stock being automatically transferred to a trust in accordance with the Charter.
Our Board may from time to time increase the Aggregate Stock Ownership Limit and/or the Qualified Institutional Investor Aggregate Stock Ownership Limit for one or more persons and decrease the Aggregate Stock Ownership Limit and/or the Qualified Institutional Investor Aggregate Stock Ownership Limit for all other persons; provided, however, that the decreased Aggregate Stock Ownership Limit and/or Qualified Institutional Investor Aggregate Stock Ownership Limit, as applicable, will not be effective for any person whose percentage of ownership of our capital stock is in excess of such decreased Aggregate Stock Ownership Limit and/or Qualified Institutional Investor Aggregate Stock Ownership Limit, as applicable, until such time as such person’s percentage of ownership of our capital stock equals or falls below the decreased Aggregate Stock Ownership Limit and/or Qualified Institutional Investor Aggregate Stock Ownership Limit, as applicable, but any further acquisition of our capital stock by any such person (other than a person for whom an exemption has been granted pursuant to a provision of the Charter or an Excepted Holder) in excess of such percentage ownership of our capital stock will be in violation of the Aggregate Stock Ownership Limit and/or Qualified Institutional Investor Aggregate Stock Ownership Limit, as applicable; and provided further, that the new Aggregate Stock Ownership Limit and/or Qualified Institutional Investor Aggregate Stock Ownership Limit, as applicable, would not allow five or fewer persons (taking into account all Excepted Holders) to Beneficially Own or Constructively Own more than 49.9% in value of the outstanding shares of our capital stock.
Any person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of our capital stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer described above, or who would have owned shares of our capital stock transferred to the trust as described below, must immediately give us written notice of such event or, in the case of a proposed or attempted transaction, give us at least 15 days prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.
“Beneficial Ownership” shall mean ownership of our capital stock by a person, whether the interest in the shares of our capital stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h) (3)(A) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have the correlative meanings.
“Closely Held” shall mean, as of a given date, that we, as of such date, are “closely held” within the meaning of Section 856(a)(6) (without regard to Section 856(h)(2)) of the Code.
“Constructive Ownership” shall mean ownership of our capital stock by a person, whether the interest in the shares of our capital stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean any of our stockholders for whom an Excepted Holder Limit is created by the Charter or our Board pursuant to the Charter and shall include Leonard M. Tannenbaum.
“Excepted Holder Limit” shall mean for each Excepted Holder, provided that the affected Excepted Holder agrees to comply with the requirements established by the Charter or our Board and, subject to adjustment pursuant to certain provisions of the Charter, the percentage limit established for such Excepted Holder by the Charter or our Board. An Excepted Holder Limit has been established permitting Leonard M. Tannenbaum to Beneficially Own or Constructively Own up to 29.9%, in value or number of shares, whichever is more restrictive, of the outstanding shares of our capital stock.
“Qualified Institutional Investor” shall mean a person that is registered as an investment company under the Investment Company Act (i) so long as each Individual who Beneficially Owns shares of our capital stock as a result of being a Beneficial Owner of such entity satisfies the Aggregate Stock Ownership Limit and (ii) subject to our Board qualifying such person as a Qualified Institutional Investor pursuant to the applicable terms of our Charter.
Transfer Restrictions
Under the Charter, if any transfer of shares of our capital stock occurs which, if effective, would result in any person Beneficially Owning or Constructively Owning shares of our capital stock in violation of the restrictions outlined above under “Ownership Limitations and Exceptions”:
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then that number of shares of our capital stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such person to violate the ownership limitations (rounded up to the next whole share) shall be automatically transferred to a trust for the benefit of a charitable beneficiary, as described in the Charter, effective as of the close of business on the business day prior to the date of such transfer, and such person shall acquire no rights in such shares; or

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if the transfer to the trust described in the preceding clause would not be effective for any reason to prevent violation of the Aggregate Stock Ownership Limit, the Qualified Institutional Investor Aggregate Stock Ownership Limit or the Excepted Holder Limit, as applicable, our being Closely Held or our otherwise failing to qualify as a REIT, then the transfer of that number of shares of our capital stock that otherwise would cause any person to violate such provisions of the Charter, shall be void ab initio, and the intended transferee shall acquire no rights in such shares of our capital stock.

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to the extent that, upon a transfer of shares of our capital stock pursuant to the Charter, a violation of any provision of the Charter would nonetheless be continuing (for example, where the ownership of shares of our capital stock by a single trust would violate the 100 stockholder requirement applicable to REITs), then shares of our capital stock shall be transferred to that number of trusts, each having a distinct trustee and a charitable beneficiary or charitable beneficiaries that are distinct from those of each other trust, such that there is no violation of any provisions of the Charter.

Shares of our capital stock held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of our capital stock held in the trust and will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of our capital stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends or other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon our demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, accepts such offer. We may reduce the amount so payable to the prohibited owner by the amount of any dividend or other distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any dividends or other distributions held by the trustee with respect to such shares to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our capital stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by us that shares of our capital stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the trustee upon demand.
In addition, if our Board determines that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of our capital stock described above, our Board may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of outstanding shares of any class of our capital stock, within 30 days after the end of each taxable year, must give us written notice stating the stockholder’s name and address, the number of shares of each class of our capital stock that the stockholder Beneficially Owns and a description of the manner in which the shares are held. Each such owner must provide us such additional information as we may request in order to determine the effect, if any, of the stockholder’s Beneficial Ownership on our status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit, the Qualified Institutional Investor Aggregate Stock Ownership Limit and each Excepted Holder Limit. In addition, each person who is a Beneficial Owner or Constructive Owner of shares of our capital stock and each person (including the stockholder of record) who is holding shares of our capital stock for a Beneficial Owner or Constructive Owner must, on request, provide to us such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit, the Qualified Institutional Investor Aggregate Stock Ownership Limit and each Excepted Holder Limit.
Any certificates representing shares of our capital stock will bear a legend referring to the restrictions on ownership and transfer described above.
These restrictions on ownership and transfer of our capital stock will not apply if our Board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.
The restrictions on ownership and transfer of our capital stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Other Rights
Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any other securities of our Company.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.
Listing
Our common stock is listed on Nasdaq under the symbol “AFCG.”

DESCRIPTION OF DEBT SECURITIES
This prospectus describes general terms of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of those debt securities in a supplement to this prospectus. Unless such prospectus supplement provides otherwise, the general terms and provisions described in this prospectus will apply to the particular series of debt securities to which such supplement relates. To the extent the terms and conditions of a series of debt securities or the other information contained in the prospectus supplement differs from this summary description, you should rely on the information in the applicable prospectus supplement.
The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities, and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.
Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture among us, Argent Institutional Trust Company (f/k/a/ TMI Trust Company), as trustee, and Continental Stock Transfer & Trust Company, as registrar, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time following its execution.
The following summary describes selected provisions of the form of indenture. This summary does not describe every aspect of the debt securities or the indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including the terms defined in the indenture. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities in the applicable prospectus supplement. Capitalized terms used in the following summary and not defined in this prospectus have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our Board, and set forth or determined in the manner provided in such resolution, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any free writing prospectus).
Unless otherwise specified in a prospectus supplement, the indenture will designate Argent Institutional Trust Company, as trustee, with respect to one or more series of our debt securities. Argent Institutional Trust Company, or any other specified trustee, may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. Similarly, Continental Stock Transfer & Trust Company, or any other specified registrar, may resign or be removed with respect to one or more series of our debt securities, and a successor registrar may be appointed to act with respect to that series.
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any free writing prospectus) relating to any series of debt securities being offered, the aggregate principal amount and the terms of the debt securities, including, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, any regular record date for the interest payable on any interest payment date and the right, if any, to extend the interest payment periods and the duration of such extension;
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the place or places where principal of, and any premium and interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem, convert or exchange the debt securities, in whole or in part;
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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the
•	holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
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whether the debt securities will be issued in the form of certificated debt securities or global debt securities, and, in the case of global debt securities, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

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if the debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount, or if applicable, the portion of the principal amount of the debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made;
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if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, or any premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities or any guarantees;
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any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	if applicable, a discussion of any material U.S. federal income tax considerations applicable to an investment in the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities;

•	whether a person other than Argent Institutional Trust Company is to act as trustee;
•	whether a person other than Continental Stock Transfer & Trust Company is to act as registrar;
•	the securities exchange, if any, on which the debt securities may be listed;
•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;
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if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the form of the debt securities;
•	any restrictions on transfer, sale or assignment of the debt securities;
•	any change in the right of the trustee or the right of the requisite holders to declare the principal amount of debt securities due and payable; and
•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below in the section entitled “—Global Debt Securities and Book-Entry System,” book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section entitled “Book-Entry Securities.”
Covenants
Any restrictive covenants applicable to any issue of debt securities will be set forth in the applicable prospectus supplement.
No Protection in the Event of a Change of Control
Unless stated otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving person or the successor person (if anyone other than us) is an entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Guarantees
If a series of debt securities is guaranteed, an indenture, a supplemental indenture thereto, and/or a notation of guarantee will be executed by the guarantor. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.
Events of Default
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Event of Default” means with respect to any series of debt securities, the occurrence of any of the following events, unless otherwise provided by resolution of our Board, supplemental indenture or officer’s certificate:
•	a default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 90 days;
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a default in the payment of principal of any debt security of that series as and when due and payable or in any payment required by any sinking or analogous fund established with respect to that series;

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a default in the performance or breach of any covenant or agreement by us in the debt security of that series or the indenture (other than defaults pursuant to the first or second bullet of this paragraph or pursuant to a covenant or agreement that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured or not waived for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of such debt securities) of and accrued and unpaid interest, if any, on all of the debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by notice in writing to us and the trustee, may rescind and annul the acceleration (i) we have paid or deposited with the trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of that series and the principal of (and premium, if any, on) any and all debt securities of that series that have become due otherwise than by acceleration, together with other amounts as provided in the indenture, and (ii) if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;
•
the holders of not less than 25% in principal amount of the outstanding debt securities have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

•
such holder or holders have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, claims, expenses and liabilities that might be incurred by the trustee in compliance with such request;

•	the trustee for 90 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
•	no direction inconsistent with such written request has been given to the trustee during such 90-day period by the holders of a majority in principal amount of the outstanding debt securities.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officer’s certificate as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, within 30 days after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:
•	to cure any ambiguity, defect or inconsistency;
•	to comply with the covenants in the indenture described in the section entitled “—Consolidation, Merger and Sale of Assets;”
•	to provide for book-entry debt securities in addition to or in place of certificated debt securities;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or Events of Default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable Depositary;
•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;
•	to make any change that does not materially adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•	to reflect the release of a guarantor, if any, of the debt securities in accordance with the terms of the indenture;
•	to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees, if any; or
•	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security; or
•
reduce the principal of or premium, if any, on or extend the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Regarding the Trustee
Unless otherwise specified in a prospectus supplement, Argent Institutional Trust Company will initially act as the trustee for the debt securities, subject to replacement at our option as provided in the indenture. If an Event of Default occurs and is continuing, the trustee will be required to use the same degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture only after those holders have offered, and, if requested, provided the trustee indemnity satisfactory to it.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations (as defined below) of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, United States Internal Revenue Service, a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be described in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include the following, among others:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities, and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default
In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or money and/or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.
“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.

Satisfaction and Discharge
The indenture shall cease to be of further effect with respect to a series of debt securities when either:
•
we have delivered to the trustee for cancellation all outstanding debt securities of that series, other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

•
all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year, have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, or are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture, and we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or U.S. governmental obligations, sufficient to pay at maturity or upon redemption all debt securities of that series, including principal of and any premium and interest due or to become due to the date of such deposit (in the case of debt securities which have become due and payable) or such date of maturity or date fixed for redemption, as the case may be; or

•	we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of that series.
In each case, we will also pay all other sums payable by us under the indenture with respect to the debt securities of that series and deliver to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the debt securities of that series have been complied with.
No Personal Liability of Directors, Officers, Employees or Stockholders
No director, officer, employee, or stockholder will have any liability for any of our obligations under the debt securities, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a note waives and releases all such liability.
The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Governing Law
The indenture and any debt securities and guarantees, if any, issued thereunder will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law provisions other than Section 5-1401 of the New York General Obligations Law).

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our common stock, shares of our preferred stock or debt securities. We may issue warrants independently of, or together with, shares of our common stock, shares of our preferred stock, debt securities or other securities offered by any prospectus supplement, and may be attached to or separate from those securities. We may issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:
•	the title of the warrants;
•	the aggregate number of warrants to be offered;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
•	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;
•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by, the warrants;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	if applicable, a discussion of any material federal income tax considerations; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.
Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF RIGHTS
We may issue rights for the purchase of shares of our common stock, shares of our preferred stock or debt securities. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights we offer will describe the specific terms of those rights. These terms may include some or all of the following:
•	the date for determining the persons entitled to participate in the rights distribution;
•	the title and aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;
•	the aggregate number of rights being issued;
•	the date, if any, on and after which the rights may be transferable separately;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the number of rights outstanding, if any;
•	if applicable, a discussion of any material federal income tax considerations; and
•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights agreement, which will describe the terms of the series of rights being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
The prospectus supplement relating to any particular issuance of units we offer will describe the terms of those units. These terms may include some or all of the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete. Such description will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following summary of the terms of our stock and of certain provisions of Maryland law does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our Charter and Bylaws. Copies of our Charter and Bylaws have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference. See “Where You Can Find More Information.”
Board of Directors
Our Board is currently comprised of five directors. The Charter and Bylaws provide that the number of directors may be increased or decreased only by our Board pursuant to the Bylaws, but shall never be less than the minimum number required by the MGCL (which is one), nor more than 11. The directors (other than any director elected solely by holders of one or more classes or series of our preferred stock) are classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible as determined by our Board, one class (“Class I”) to hold office initially for a term expiring at the next succeeding annual meeting of stockholders, another class (“Class II”) to hold office initially for a term expiring at the second succeeding annual meeting of stockholders and another class (“Class III”) to hold office initially for a term expiring at the third succeeding annual meeting of stockholders, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify, or until their earlier removal or resignation.
Vacancies. Under the Charter, except as may be provided by our Board in setting the terms of any class or series of our preferred stock, any and all vacancies on our Board may be filled only by the affirmative vote of a majority of the directors remaining in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which such vacancy occurred and until a successor is elected and qualifies.
Voting. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of our Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or the Bylaws.
Removal of Directors. Subject to the rights of holders of shares of one or more classes or series of our preferred stock to elect or remove one or more directors, any director, or our entire Board, may be removed from office at any time, but only for cause and then only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors. For the purpose of this provision, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.
Election of Directors. Except as may otherwise be provided in the Charter with respect to holders of any class or series of our preferred stock, a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
REIT Qualification
We have elected to qualify for U.S. federal income tax treatment as a REIT, and our Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve our status as a REIT; however, if our Board determines that it is no longer in our best interests to attempt to, or continue to, qualify as a REIT, our Board may revoke or otherwise terminate our REIT election pursuant to Section 856(g) of the Code. Our Board, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on stock ownership and transfers set forth in the Charter is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to the provisions of the Charter.

Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
Pursuant to the statute, our Board has adopted a resolution exempting any business combination with Leonard M. Tannenbaum, or any of his affiliates. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to a business combination between us and Leonard M. Tannenbaum or any of his affiliates. As a result, Leonard M. Tannenbaum or any of his affiliates may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of our Company and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from shares entitled to vote on the matter.
“Control shares” are voting shares of stock that, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.
Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any or all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or acquisitions approved or exempted by the charter or bylaws of the corporation. The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our capital stock. This provision may be amended or eliminated at any time in the future by our Board.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:
•	a classified board of directors;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the board of directors;
•
a requirement that a vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.
Pursuant to Subtitle 8, we have provided that vacancies on our Board may be filled only by the affirmative vote of a majority of the remaining directors and that directors elected by the Board to fill vacancies will serve for the remainder of the full term of the class in which the vacancy occurred. Through provisions in the Charter and Bylaws unrelated to Subtitle 8, we already (i) have a classified Board, (ii) vest in our Board the exclusive power to fix the number of directorships and (iii) require, unless called by our Board, chairman of our Board, our chief executive officer or our president, the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast at such a meeting to call a special meeting.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. The Charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless the Charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and
•
a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Charter authorizes us to obligate ourselves, and our Bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or
•
any individual who, while a director or officer of our Company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The Charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.
In addition to the indemnification provided by the Charter and Bylaws, we have entered into indemnification agreements with our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law, subject to certain standards to be met and certain other limitations and conditions as set forth in such indemnification agreements.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling our Company for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
We do not currently carry directors’ and officers’ insurance. However, we may in the future maintain such insurance or establish a sinking fund to contribute a specified amount of cash on a monthly basis towards insuring our directors and officers against liability.

Advance Notice of Director Nominations and New Business
The Bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to our Board and the proposal of other business to be considered by our stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board or (iii) by any stockholder who was a stockholder of record at the record date set by the Board for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by the Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other proposed business and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of the Bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board may only be made (i) by or at the direction of our Board or (ii) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by the Board for determining stockholders entitled to vote at the meeting, at the time of giving the notice required by the Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of the Bylaws.
The advance notice procedures of the Bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or other proposals for an annual meeting must be delivered to our secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for our preceding year’s annual meeting.
In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the close of business on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.
Meetings of Stockholders
Under the Bylaws, annual meetings of stockholders will be held each year at a date, time and place determined by our Board. Special meetings of stockholders may be called by our Board, chairman of our Board, our chief executive officer or our president. Additionally, subject to the provisions of the Bylaws, special meetings of the stockholders must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such meeting.
Amendments to the Charter and Bylaws
Under the MGCL, a Maryland corporation generally may not amend its charter unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Except for those amendments permitted to be made without stockholder approval under Maryland law or the Charter, the Charter generally may be amended only if the amendment is first declared advisable by our Board and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Any amendment to the Charter related to the removal of directors or the amendment provision in the Charter related thereto requires the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.
Our Board has the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

Transactions Outside the Ordinary Course of Business
Under the MGCL, a Maryland corporation generally may not dissolve, merge or consolidate with, or convert to, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our Charter provides that these actions must be declared advisable by the Board and approved by a majority of all of the votes entitled to be cast on the matter.
Dissolution of Advanced Flower Capital Inc.
The dissolution of our Company must be declared advisable by a majority of the entire Board and approved by our stockholders by the affirmative vote of a majority of all of the votes entitled to be cast on the matter.
Effects of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The restrictions on ownership and transfer of our stock discussed under the caption “Description of Capital Stock—Ownership Limitations and Exceptions” prevent (i) any person, other than a Qualified Institutional Investor or an Excepted Holder, from Beneficially Owning or Constructively Owning more than 4.9% (in value or by number of shares, whichever is more restrictive) of the aggregate outstanding shares of our capital stock and (ii) any Qualified Institutional Investor, other than an Excepted Holder, from Beneficially Owning or Constructively Owning more than 9.8% (in value or by number of shares, whichever is more restrictive) of the aggregate outstanding shares of our capital stock, in each case, without the approval of our Board. These provisions as well as the business combination provisions of the MGCL may delay, defer or prevent a change in control. Likewise, if the provision in the Bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to certain provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Further, our Board has the power to classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly classified shares, as discussed under the captions “Description of Capital Stock—Common Stock” and “Description of Capital Stock—Classified or Reclassified Shares,” and could authorize the issuance of shares of a class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control. These actions may be taken without the approval of holders of our common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. We believe that the power of our Board to classify or reclassify unissued shares of stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.
The Charter and Bylaws also provide that the number of directors may be established only by a majority of the entire Board, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of the Bylaws discussed above under the captions “—Meetings of Stockholders” and “—Advance Notice of Director Nominations and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our Board and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in our Company and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our Board with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for outstanding shares of our common stock or otherwise be in the best interest of our stockholders.
Exclusive Forum for Certain Litigation
Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the

District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf (other than actions arising under federal securities laws), (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our Charter or Bylaws or (e) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction. Furthermore, our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claim arising under the Securities Act. Although our Bylaws contain the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.
Although we believe these provisions will benefit us by limiting costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of applicable law, these exclusive forum provisions may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and other employees.

BOOK-ENTRY SECURITIES
The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. We expect that The Depository Trust Company will serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by the depositary or any nominee of that depositary to a successor depositary or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the provisions described below will apply to depositary arrangements.
Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depositary for a global security or its nominee is the registered owner of such global security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.
Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount, as applicable, in respect of a permanent global security representing any of those securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of these participants.

If a depositary for a series of securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes the material U.S. federal income tax considerations regarding qualification and taxation as a “real estate investment trust” within the meaning of Section 856 of the Code and the material U.S. federal income tax considerations to investors of the purchase, ownership and disposition of our common stock. This discussion does not address the consequences of an investment in any other securities issued by us, including debt securities, preferred shares, stock purchase contracts, depository shares or warrants. In the event we issue any such securities, the prospectus supplement will discuss certain related tax considerations in greater detail. This discussion is based upon the provisions of the Code, the final and temporary Treasury regulations promulgated thereunder and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an investor’s decision to purchase our common stock (including the impact of the Medicare contribution tax on net investment income), nor any tax consequences arising under the laws of any state, locality or foreign jurisdiction or under any U.S. federal tax laws other than U.S. federal income tax laws. This summary does not address all tax considerations that may be relevant to a prospective investor based on such investor’s particular circumstances, and is not intended to be applicable to all categories of investors that may be subject to special treatment under the Code, including but not limited to dealers in securities, banks, thrifts, or other financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, U.S. expatriates, persons that hold our common stock as part of a straddle, conversion transaction, or hedge, partnerships or other pass-through entities and persons holding our common stock through a partnership or other pass-through entity, a holder who received our common stock through the exchange of employee stock options or otherwise as compensation, a person who holds our common stock as part of a synthetic security or other integrated investment, a person required to accelerate any item as a result of such income being recognized on an applicable financial statement, a person who marks-to-market our common stock, persons deemed to sell our common stock under the constructive sale provisions of the Code, persons whose “functional currency” is other than the U.S. dollar, holders subject to the alternative minimum tax, foreign governments, and international organizations. In addition, this discussion is limited to persons who hold our common stock as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.
The sections of the Code relating to qualification and operation as a REIT, the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and Treasury regulations. No advance ruling from the Internal Revenue Service (“IRS”) has been or will be sought regarding any matter discussed in this prospectus. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below
THIS SECTION IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO YOU REGARDING THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK DESCRIBED BY THIS PROSPECTUS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR REGARDING THE IMPACT OF POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of our common stock that is:
•	a citizen or resident of the United States;
•	a corporation or entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (1) is subject to the primary supervision of a court within the United States, and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is any beneficial owner of our common stock that is not (i) a U.S. Holder or (ii) an entity classified as a partnership for U.S. federal income tax purposes.

If a partnership, or entity treated as a partnership for U.S. federal income tax purposes, holds our common stock the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Persons holding our common stock through a partnership or other entity treated as a partnership for U.S. federal income tax purposes should consult their own tax advisors.
Classification and Taxation as a REIT
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2020. We intend to operate in a manner that will enable us to continue to qualify as a REIT.
In connection with this offering, O’Melveny & Myers LLP will render an opinion that we have met the requirements for qualification and taxation as a REIT under the Code for our taxable year ended December 31, 2020 and through our taxable year ended December 31, 2024, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2025 and each taxable year thereafter. Investors should be aware that the opinion of O’Melveny & Myers LLP will be based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and will not be binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. In addition, the opinion of O’Melveny & Myers LLP will be based on U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. O’Melveny & Myers LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify as a REIT.”
So long as we qualify for taxation as a REIT, we generally are not subject to U.S. federal income tax on the portion of our taxable income or capital gain that is distributed to stockholders annually as long as we qualify as a REIT. This treatment substantially eliminates the “double taxation” (i.e., at both the corporate and stockholder levels) that typically results from investment in a corporation.
Notwithstanding our qualification as a REIT, we will be subject to U.S. federal income tax as follows:
•	we will be taxed at normal corporate rates on any undistributed net income (including undistributed net capital gains);
•
if we fail to satisfy either the 75% or the 95% gross income tests (discussed below), but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of (1) the amount by which we fail the 75% test and (2) the amount by which we fail the 95% test, in either case, multiplied by a fraction intended to reflect our profitability;

•
if we should fail to satisfy the asset tests or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax;

•	we will be subject to a tax of 100% on net income from any prohibited transaction;”
•
we will be subject to tax, at the highest corporate rate, on net income from (1) the sale or other disposition of “foreclosure property” (generally, property acquired by us through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect) that is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property;

•
if we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain income for the year and (3) any undistributed taxable income from prior years (the “Required Distribution”), we will be subject to a 4% excise tax on the excess of the Required Distribution over the sum of (a) the amounts actually distributed plus (b) the amounts with respect to which certain taxes are imposed on us;

•
if we acquire any asset from a “C corporation” (that is, a corporation generally subject to the full corporate level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we recognize gain on the disposition of the asset during a five-year period beginning on the date that we acquired the asset, then the asset’s “built-in” gain generally will be subject to tax at the highest regular corporate rate;

•
if we fail to qualify for taxation as a REIT because we failed to distribute by the end of the relevant year any earnings and profits we inherited from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits;

•	a 100% tax may be imposed on certain transactions between us and our taxable REIT subsidiaries (“TRSs”) that do not reflect arm’s length terms;
•
we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to satisfy the record keeping requirements intended to monitor our compliance with rules relating to the ownership of our common stock, as described below in “—Requirements for Qualification-Organizational Requirements”;

•
certain of our subsidiaries may be subchapter C corporations, the earnings of which could be subject to federal corporate income tax, including AFCG TRS, which has elected, jointly with us, to be a TRS; and

•
we and our subsidiaries, if any, may be subject to a variety of taxes, including state, local and foreign income taxes, property taxes and other taxes on our assets and operations and could also be subject to tax in situations and on transactions not presently contemplated.

We will use the calendar year both for U.S. federal income tax purposes and for financial reporting purposes.
Requirements for Qualification. To qualify as a REIT for U.S. federal income tax purposes, we must elect to be treated as a REIT and must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests and (d) annual distribution requirements.
Organizational Requirements. A REIT must be organized as a corporation, trust or association:
(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;
(4)	that is neither a financial institution nor an insurance company subject to specified provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons;
(6)
during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, or by application of certain constructive ownership rules, by five or fewer individuals (as defined in the Code to include some entities that would not ordinarily be considered “individuals”); and

(7)	that meets other tests, described below, regarding the nature of its income and assets.
The Code provides that conditions (1) through (4) must be met during our entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. We believe that we have satisfied and will continue to satisfy the above ownership requirements. The Charter provides for restrictions regarding transfer of our capital stock, in order to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These transfer restrictions are described in the sections entitled “Description of Capital Stock—Ownership Limitations and Exceptions” and “—Transfer Restrictions.”
We will be treated as having satisfied condition (6) above if we comply with the regulatory requirements to request information from our stockholders holding a significant percentage of our stock regarding their actual ownership of our common stock, and we do not know, or in exercising reasonable diligence would not have known, that we failed to satisfy this condition. If we fail to comply with these regulatory requirements for any taxable year we will be subject to a penalty of $25,000, or $50,000 if such failure was intentional. However, if our failure to comply was due to reasonable cause and not willful neglect, no penalties will be imposed.
Gross Income Tests. We must satisfy the following two separate gross income tests at the close of each of our taxable years:
•
75% Gross Income Test. At least 75% of our gross income (excluding gross income from prohibited transactions, income from certain hedging transactions and certain foreign currency gains) must consist of income derived directly or indirectly from investments relating to real property or mortgages on real property (generally including rents from real property, dividends from other REITs, and, in some circumstances, interest on mortgages), or some types of temporary investment income.

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95% Gross Income Test. At least 95% of our gross income (excluding gross income from prohibited transactions, income from certain hedging transactions and certain foreign currency gains) must consist of items that satisfy the 75% gross income test and certain other items, including dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of these types of income).

Interest income that we receive will satisfy the 75% gross income test (as described above) to the extent that it is derived from a loan that is adequately secured by a mortgage on real property or on interests in real property (including, in the case of a loan secured by both real property and personal property, such personal property if it does not exceed 15% of the total fair market value of all of the property securing the loan). If a loan is secured by both real property and other property (and such other property is not treated as real property as described above), and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan, determined as of (a) the date we agreed to acquire or originate the loan or (b) in the event of a “significant modification,” the date we modified the loan, then a part of the interest income from such loan equal to the percentage amount by which the loan exceeds the value of the real property will not be qualifying income for purposes of the 75% gross income test, but may be qualifying income for purposes of the 95% gross income test.
The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a loan and therefore as a qualifying asset for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying loans for REIT purposes.
There is limited case law and administrative guidance addressing whether mezzanine loans or preferred equity investments will be treated as equity or debt for U.S. federal income tax purposes. If the IRS successfully recharacterizes a mezzanine loan or preferred equity investment we hold in a manner inconsistent with our intended treatment, there can be no assurance that we will not derive nonqualifying income for purposes of the 75% or 95% gross income test or earn income that could be subject to a 100% penalty tax.
If we receive contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, then the income attributable to the participation feature will be treated as gain from the sale of the underlying real property and will satisfy both the 75% and 95% gross income tests provided that the property is not held by the borrower as inventory or dealer property. Interest income that we receive from a loan in which all or a portion of the interest income payable is contingent on the gross receipts or sales of the borrower will generally be qualifying income for purposes of both the 75% and 95% gross income tests.
We may receive fee income in a number of circumstances, including from loans that we originate. Fee income, including prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for us entering or having entered into an agreement to make a loan secured by real property or an interest in real property and the fees are not determined by income and profits of the borrower. Other fees generally are not qualifying income for purposes of either gross income test. Fees earned by any TRSs are not included in computing the 75% and 95% gross income tests, and thus neither assist nor hinder our compliance with these tests.
Phantom income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.
For example, some of the loans and debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument. In addition, we may agree to modify the terms of distressed and other loans we hold. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.
Furthermore, we may acquire debt instruments or CMBS in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.
Prohibited Transactions. Net income from prohibited transactions is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of assets held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or primarily for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business (for purposes of the prohibited transaction rules) either by relying on an appropriate safe harbor or otherwise.
Effect of Subsidiary Entities. In the case of a REIT that is a partner in a partnership, Treasury regulations provide that for purposes of applying the gross income and asset tests the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will remain the same in the hands of the REIT for U.S. federal income tax purposes.
A TRS is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. If our TRS owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our TRS. A TRS is subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation. Generally, a TRS can engage in activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our borrowers and/or the TRS are not comparable to similar arrangements among unrelated parties.
We may own interests in one or more TRSs that may receive management fee income and/or hold assets or generate income that could cause us to fail the REIT income or asset tests or subject it to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes and, if doing business or owning property outside of the United States, significant non-U.S. taxes.
Relief Provisions for Failing the 75% or the 95% Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under provisions of the Code. Relief provisions are generally available if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year; and

•	our failure to meet these tests was due to reasonable cause and not willful neglect.
However, it is not possible to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “—Taxation,” even if the relief provisions apply, a tax will be imposed with respect to some or all of our excess nonqualifying gross income, reduced by approximated expenses.
Asset Tests. We must satisfy the following five tests relating to the nature of our assets at the close of each quarter of our taxable year:
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at least 75% of the value of our total assets must be represented by real estate assets (including (1) our allocable share of real estate assets held by partnerships in which we own an interest, (2) stock or debt instruments held for not more than one year purchased with the proceeds of our stock offering or long-term (at least five years) debt offering, cash, cash items and government securities, (3) stock in other REITs and (4) certain mortgage-backed securities and loans);

•	not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;
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of the investments included in the 25% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (unless the issuer is a TRS), and we may not own more than 10% of the vote or value of any one issuer’s outstanding securities (unless the issuer is a TRS or we can avail ourselves of the rules relating to certain securities and “straight debt” summarized below);

•	not more than 20% of the value of our total assets may be represented by securities of one or more TRS; and
•	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.
The term “securities,” generally includes debt securities issued by a partnership or another REIT. However, “straight debt” securities and certain other obligations, including loans to individuals or estates, certain specified loans to partnerships, certain specified rental agreements and securities issued by REITs are not treated as “securities” for purposes of the “10% value” asset test. “Straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in cash if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors (subject to certain specified exceptions), and (iii) the issuer is either not a corporation or partnership, or the only securities of the issuer held by us, and certain of our TRSs, subject to a de minimis exception, are straight debt and other specified assets.

For purposes of the 75% asset test, mortgage loans generally will qualify as real estate assets to the extent that they are secured by real property. Where a mortgage covers both real property and other property, an apportionment may be required in the same manner as described under “—Gross Income Tests.”
As noted above, there is limited case law and administrative guidance addressing whether mezzanine loans or preferred equity investments we may make will be treated as equity or debt for U.S. federal income tax purposes. If the IRS successfully recharacterizes a mezzanine loan or preferred equity investment in a manner inconsistent with our intended treatment, there can be no assurance that we will satisfy all of the asset tests.
In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. In the case of CMBS treated as an interest in a REMIC, such interests will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests.
The above asset tests must be satisfied not only at the end of the quarter in which we acquire securities in the applicable issuer, but also in each quarter we acquire any security or other property. After initially meeting the asset tests at the end of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the asset tests results from the acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets or acquisition of sufficient qualifying assets within 30 days after the close of that quarter. Although we plan to take steps to ensure that we satisfy such steps for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in our overall interest in an issuer. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.
In certain cases, we may avoid disqualification for any taxable year if we fail to satisfy the asset tests after the 30 day cure period. We will be deemed to have met certain of the REIT asset tests if the value of our non-qualifying assets for such tests (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the non-qualifying assets within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations due to reasonable cause rather than willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT, after the 30 day cure period, by taking steps including (i) the disposition of sufficient assets to meet the asset test within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (iii) disclosing certain information to the IRS. If we fail the asset test and cannot avail ourselves of these relief provisions, we may fail to qualify as a REIT.
Annual Distribution Requirements. We are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (a) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of specified items of noncash income. Dividends must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for that year and if paid on or before the first regular dividend payment after the declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular ordinary and capital gains corporate tax rates, as applicable. We may designate all or a portion of our undistributed net capital gains as being includable in the income of our stockholders as gain from the sale or exchange of a capital asset. If so, the stockholders receive an increase in the basis of their stock in the amount of the income recognized. Stockholders are also to be treated as having paid their proportionate share of the capital gains tax imposed on us on the undistributed amounts and receive a corresponding decrease in the basis of their stock. Furthermore, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for that year, (2) 95% of our REIT capital gain net income for that year and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the Required Distribution over the sum of (a) the amounts actually distributed and (b) the undistributed amounts on which certain taxes are imposed on us. We intend to make timely distributions sufficient to satisfy all annual distribution requirements.
From time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses in arriving at our taxable income. Further, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Additionally, we may incur cash expenditures that are not currently deductible for tax purposes. As such, we may have less cash available for distribution than is necessary to meet our annual 90% distribution requirement or to avoid tax with respect to capital gain or the excise tax imposed on specified undistributed income. To meet the 90% distribution requirement necessary to qualify as a REIT or to avoid tax with respect to capital gain or the excise tax imposed on specified undistributed income, we may find it appropriate to arrange for short-term (or possibly long-term) borrowings or to pay distributions in the form of taxable stock dividends (discussed immediately below) or engage in other potentially adverse transactions.
Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being disqualified as a REIT or taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
Record Keeping Requirements. To elect taxation as a REIT under applicable Treasury regulations, we must maintain records and request information from our stockholders designed to disclose the actual ownership of our stock. We intend to comply with these requirements.
Affiliated REITs. If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT, QRS or a TRS, as further described above in “—Effect of Subsidiary Entities.”
Failure to Qualify as a REIT. If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will we be required to make those distributions. If we fail to so qualify and the relief provisions do not apply, to the extent of current and accumulated earnings and profits, all distributions to stockholders generally will be taxable at capital gain rates if certain minimum holding period requirements are met, and, subject to specified limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. It is not possible to state whether in all circumstances we would be entitled to statutory relief.
The rule against re-electing REIT status following a loss of such status could also apply to us if it were determined that AFC failed to qualify as a REIT for certain taxable years and we were treated as a successor to any such entity for U.S. federal income tax purposes. If we fail to qualify as a REIT due to a predecessor’s failure to qualify as a REIT, we would be subject to corporate income tax as described in the preceding paragraph.
We may be entitled to invoke specified cure provisions for any taxable year in the event we violate a provision of the Code that would otherwise result in our failure to qualify as a REIT. However, these cure provisions are available only if the relevant violations are due to reasonable cause, so there can be no guarantee that such cure provisions will be available under all circumstances. If we are able to invoke these cure provisions, we would continue to qualify as a REIT, and would instead be required to pay a monetary penalty.
Possible Treatment of AFC and AFC Warehouse as Stapled Entities. Section 269B(a)(3) of the Code provides that if a REIT and a non-REIT are “stapled entities,” as such term is defined in Section 269B(c)(2) of the Code, then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either entity qualifies as a REIT. The term “stapled entities” means any group of two or more entities if more than 50% in value of the Beneficial Ownership in each of such entities consists of “stapled interests.” Two or more interests are stapled interests if, by reason of form of ownership, restrictions on transfer, or other terms or conditions, in connection with the transfer of one of such interests the other such interests are also transferred or required to be transferred. If Section 269B(a)(3) applied to us and one of our affiliates, AFC Warehouse Holding, LLC (“AFC Warehouse”) (which has since been dissolved), we might not have been able to satisfy the gross income and/or assets tests (described above) and thus may not be eligible to be taxed as a REIT. Assuming Section 269B(a)(3) of the Code does not apply to us and AFC Warehouse, the IRS could still challenge our REIT status on the basis that we and AFC Warehouse should have been treated as one entity under general tax principles. A challenge by the IRS on either basis, if successful, could result in the loss of our REIT status.
If we failed to qualify as a REIT under the rules described in the previous paragraph, and we were not entitled to relief under certain Code provisions, we would be subject to a material tax liability and unable to elect REIT status for the four taxable years following the year during which we ceased to so qualify. In addition, if we and AFC Warehouse were treated as a single entity under the Code, such single entity's income and assets may differ from the type of income and assets required to qualify as a REIT. Shares of our common stock and units of AFC Warehouse were freely and independently transferrable. As a result, we believe, and the remainder of this discussion assumes, we and AFC Warehouse were not treated as the same entity for purposes of determining whether we qualify as a REIT.
Taxation of U.S. Holders of our Common Stock
Distributions. As long as we qualify as a REIT, distributions made to our taxable U.S. Holders of our common stock will be taxed as follows:
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Distributions out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally constitute ordinary dividend income to U.S. Holders and generally will not be eligible for the dividends received deduction for corporations or the preferential tax rate for “qualified dividend income” (other than ordinary dividends attributable to dividends from taxable corporations, such as TRSs and to income upon which we have paid corporate income tax). However, for taxable years beginning before January 1, 2026, U.S. Holders that are individuals, trusts or estates generally may deduct up to 20% of “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, which temporarily reduces the effective tax rate on these dividends to a maximum federal income tax rate of 29.6% for those years.

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Distributions in excess of current and accumulated earnings and profits are not taxable to a U.S. Holder to the extent that they do not exceed the adjusted basis of the U.S. Holder’s shares, but rather reduce the adjusted basis of those shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a U.S. Holder’s shares, they are to be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).

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Distributions designated as capital gain dividends constitute long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. Holder has held our stock. Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for U.S. Holders who are individuals, trusts or estates, to the extent of previously claimed depreciation deductions.

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If we elect to retain and pay income tax on our net long-term capital gain, each holder of our common stock would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in our income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the holder’s basis in our stock by the difference between (a) the amount of capital gain included in income and (b) the amount of tax deemed paid by the holder.

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Distributions declared by us in October, November or December of any year payable to a U.S. Holder of record on a specified date in October, November or December will be treated as both paid by us and received by the U.S. Holder on December 31 of that year, provided that the distribution is actually paid by us during January of the following calendar year.

U.S. Holders may not include in their individual income tax returns any of our net operating losses or capital losses. In determining the extent to which a distribution constitutes a dividend for U.S. federal income tax purposes, our earnings and profits generally will be allocated first to distributions with respect to our preferred stock, if any, prior to allocating any remaining earnings and profits to distributions on our common stock. If we have net capital gains and designate some or all of our distributions as capital gain dividends to that extent, although the proper tax treatment of those amounts is not entirely clear, we intend to allocate the capital gain dividends among different classes of stock in proportion to the allocation of earnings and profits as described above.
Distributions Consisting of Stock and Cash. The IRS allows us to satisfy our REIT distribution requirements by making distributions partly in cash and partly in shares of our common stock as long as we follow certain procedures and provided the cash portion is no less than 20% of the overall distribution. With respect to each such distribution, each U.S. Holder must include the sum of the value of the shares of our common stock and the amount of cash, if any, received pursuant to the dividend in its gross income as a taxable dividend to the extent that the distribution is made out of our current and accumulated earnings and profits. For this purpose, the amount of the dividend paid in our common stock will be equal to the amount of cash that could have been received instead of our common stock. A U.S. Holder that receives shares of our common stock pursuant to the dividend would have a tax basis in such stock equal to the amount of cash that could have been received instead of such stock as described above, and the holding period in such stock would begin on the day following the payment date for the dividend. Accordingly, a U.S. Holder’s tax liability with respect to such dividend may be significantly greater than the amount of cash it receives.
Tax Rates. The current maximum tax rate applicable to non-corporate taxable U.S. Holders for long-term capital gains, including capital gain dividends, and for certain dividends, generally is 20%. Short-term capital gains recognized by non-corporate taxpayers are taxed at ordinary income rates (currently up to 37%). Gains recognized by corporate taxpayers (other than tax-exempt taxpayers) are currently subject to U.S. federal income tax at a rate of 21%, whether or not classified as long-term capital gains. The deductibility of capital losses is subject to certain limitations.
In general, dividends paid by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent the REIT’s dividends are attributable either to dividends received from taxable corporations (such as our taxable REIT subsidiaries), to income that was subject to tax at the corporate (REIT) level or to dividends properly designated by us as capital gain dividends. In addition, individuals will be subject to a 3.8% surtax on the lesser of (i) their net investment income (including, among other things, dividend and capital gains from the sale or other disposition of stock), or (ii) the excess of their adjusted gross income, increased by any foreign earned income otherwise excluded from adjusted gross income over their applicable “threshold amount.” The applicable threshold amounts include: for married couples filing a joint return (and surviving spouses), $250,000; for a married taxpayer filing an individual return, $125,000; and for single and head-of-household taxpayers, $200,000. Taxable estates and certain trusts are also subject to a 3.8% surtax on the lesser of (i) their undistributed net investment income for the tax year, or (ii) any excess of their adjusted gross income over the dollar amount at which the highest tax bracket for estates and trusts begins for the tax year. U.S. Holders should consult their tax advisors regarding the effect, if any, of this 3.8% surtax on their ownership and disposition of our common stock.
Sale, Exchange, Repurchase or Other Disposition of our Common Stock. Upon a sale, repurchase or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received on the sale or other disposition and such holder’s adjusted tax basis in our common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period for our common stock is more than one year. In general, any loss upon a sale or exchange of shares by a U.S. Holder, if such holder has held the shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from us required to be treated by such holder as long-term capital gain. The deductibility of capital losses is subject to a number of limitations.

Backup Withholding and Information Reporting. Information with respect to dividends paid on our common stock and proceeds from the sale or other disposition of our common stock may be required to be reported to U.S. Holders and to the IRS. This obligation, however, does not apply with respect to payments to certain U.S. Holders, including corporations and tax-exempt organizations.
A U.S. Holder may be subject to backup withholding (currently at a rate of 24%) with respect to distributions paid on our common stock, or with respect to proceeds received from a sale or other disposition of our common stock. Backup withholding will not apply, however, if the U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates such fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable backup withholding rules. To establish status as an exempt person, a U.S. Holder will generally be required to provide certification on IRS Form W-9.
U.S. Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures of obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.
Treatment of Tax-Exempt Holders. Distributions on our common stock by us to a tax-exempt employee pension trust, or other domestic tax-exempt holder, generally will not constitute unrelated business taxable income (“UBTI”), unless the holder has borrowed to acquire or carry our common stock. However, a qualified trust that holds more than 10% (by value) of a pension-held REIT may be required to treat a specified percentage of the REIT’s distributions as UBTI. This requirement will apply only if (1) the REIT would not qualify as such for U.S. federal income tax purposes but for the application of a “look-through” exception to the “five or fewer” requirement applicable to shares held by qualified trusts and (2) the REIT is “predominantly held” by “qualified trusts” (as defined below). A REIT is predominantly held if either (1) a single qualified trust holds more than 25% by value of the REIT interests; or (2) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% by value of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less specified associated expenses) of the REIT. A de minimis exception applies in any year in which the ratio set forth in the preceding sentence is less than 5%. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.
Taxation of Non-U.S. Holders of our Common Stock
The rules governing U.S. federal income taxation of Non-U.S. Holders are complex. This section is only a summary of such rules. We urge Non-U.S. Holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of our common stock, including any reporting requirements. The rules below regarding distributions generally apply in the same manner regardless of whether the distribution is made in cash or is a taxable stock dividend.
Distributions Generally. A Non-U.S. Holder who receives a distribution that is not attributable to gain from our sale or exchange of “United States real property interests” within the meaning of Section 897 of the Code (“USRPIs”) and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding tax rates generally applicable to dividends do not apply to dividends from REITs (or are not as favorable for REIT dividends as compared to non-REIT dividends). However, if a distribution is treated as effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. Holders are taxed on distributions, unless an applicable income tax treaty provides otherwise, and in the case of a corporate Non-U.S. Holder also may be subject to a branch profits tax at the rate of 30% (or lower treaty rate). In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock.
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on a distribution not attributable to gain from our sale or exchange of a USRPI and in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the Non-U.S. Holder’s adjusted basis in its stock. Instead, the excess portion of such a distribution will reduce the adjusted basis of that stock. A Non-U.S. Holder will be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the Non-U.S. Holder’s adjusted basis in its stock, if the Non-U.S. Holder otherwise would be subject to U.S. federal income tax on gain from the sale or disposition of its stock, as described below. As also discussed below, we may nevertheless withhold on such distributions even if the distributions are not ultimately subject to U.S. federal income tax. A Non-U.S. Holder may file to claim a refund to the extent that withholdings result in tax payments in excess of its U.S. federal income tax liability.
For U.S. federal income tax purposes, we generally plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distribution (other than distributions designated as capital gain dividends or distributions of USRPI gain subject to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) as discussed below) made to a Non-U.S. Holder unless the Non-U.S. Holder provides us with appropriate documentation:
•
evidencing that such Non-U.S. Holder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally on an IRS Form W-8BEN or Form W-8BEN-E (in which case we will withhold at the lower treaty rate); or

•
claiming that the distribution is income that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, generally an IRS Form W-8ECI (in which case we will not withhold tax).

Additional withholding regulations may require us to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits if our common stock constitutes a USRPI with respect to such Non-U.S. Holder, as described below under “—Dispositions of Stock.” Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than distributions subject to FIRPTA, as described above, and except to the extent an exemption or a lower rate of withholding applies), to the extent that we do not do so, we will withhold at a rate of 15% on any portion of such a distribution.
Distributions Attributable to the Sale or Exchange of Real Property. Except as discussed below with respect to “qualified shareholders” and “qualified foreign pension funds,” for any year in which we qualify as a REIT, a Non-U.S. Holder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the U.S. federal income tax laws known as FIRPTA. The term USRPIs includes interests in real property and shares in corporations at least 50% of whose real estate and business assets consist of interests in U.S. real property. The term USRPI generally does not include interests in loans or other debt securities. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA.
Under FIRPTA, a Non-U.S. Holder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. trade or business of the Non-U.S. Holder. A Non-U.S. Holder thus would be taxed on such a distribution at regular tax rates applicable to U.S. holders, subject to any applicable alternative minimum tax for non-corporate holders. A corporate Non-U.S. Holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 21% of any distribution that is a distribution attributable to USRPI gain and may be required to withhold 21% of any capital gain dividend (or amounts that could have been designated as a capital gain dividend) not otherwise subject to withholding as a distribution of USRPI gain. A Non-U.S. Holder may receive a credit against its tax liability for the amount we withhold.
Notwithstanding the foregoing, FIRPTA and the 21% withholding tax will not apply to any distribution with respect to any class of our stock that is regularly traded on an established securities market located in the United States (including our common stock) if the recipient Non-U.S. Holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution. Instead, any distribution will be treated as an ordinary distribution subject to the rules discussed above in “—Distributions Generally.”

Dispositions of Stock. Gain recognized by a Non-U.S. Holder upon the sale or exchange of our common stock generally would not be subject to U.S. taxation unless:
•
the gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain and may be subject to the 30% branch profits tax on its effectively connected earnings and profits, subject to adjustments, in the case of a foreign corporation;

•
the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the Non-U.S. Holder will incur a 30% tax on his or her capital gains derived from sources within the United States (net of certain losses derived from sources within the United States), unless an applicable income tax treaty provides otherwise; or

•	the Non-U.S. Holder is not a “qualified shareholder” or a “qualified foreign pension fund” and our common stock constitutes a USRPI.
Our common stock will not constitute a USRPI if we either are not a United States real property holding corporation (“USRPHC”) or we are a domestically-controlled REIT. Whether we are a USRPHC will depend upon whether the fair market value of USRPIs owned by us equals or exceeds 50% of the fair market value of these interests, any interests in real estate outside of the United States, and our other trade and business assets. USRPIs generally do not include mortgage loans. As a result, we do not anticipate that we will be a USRPHC, but no assurance can be provided that we will not be treated as such
A Non-U.S. Holder generally will not incur tax under FIRPTA with respect to gain on a disposition of our common stock as long we are a “domestically controlled REIT.” A REIT will be domestically controlled if non-U.S. persons hold, directly or indirectly, less than 50% in value of its stock at all times during the five-year period ending on the date of disposition. For these purposes, a person holding less than 5% of any regularly traded classes of stock of a REIT for five years will be treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.
Regardless of the extent of our non-U.S. ownership, if our common stock is regularly traded on an established securities market, a Non-U.S. Holder will not incur tax under FIRPTA on a disposition of the shares if such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the non-U.S. stockholder held the shares and (2) the five-year period ending on the disposition date.
If the gain on the sale of our common stock were taxed under FIRPTA, a Non-U.S. Holder would be taxed on that gain in the same manner as U.S. Holders subject to any applicable alternative minimum tax.
Qualified Shareholders. To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI. Thus, gain from the sale or exchange of our common stock (including distributions treated as gain from the sale or exchange of our common stock) will not be subject to tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI (and capital gain dividends and non-dividend distributions to such shareholder may be treated as ordinary dividends). For these purposes, a qualified shareholder is generally a Non-U.S. Holder that (1)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or the Nasdaq Stock Market, (2) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (3) maintains records of persons holding 5% or more of the class of interests described in clauses (1) (A) or (1)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the “applicable percentage” of the qualified shareholder’s stock (with the “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our common stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person (other than a qualified shareholder) who generally holds an interest in the qualified shareholder and holds more than 10% of our stock (applying certain constructive ownership rules).
Qualified Foreign Pension Funds. For FIRPTA purposes neither a “qualified foreign pension fund” nor any entity all of the interests of which are held by one or more qualified foreign pension funds (a “qualified controlled entity”) is treated as a Non-U.S. Holder. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (1) created or organized in a foreign country, (2) established by a foreign country (or one or more political subdivisions thereof) or one or more employers to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees as a result of, or in consideration for, services rendered, (3) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (4) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (5) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its income is deferred, or such income is excluded from its gross income or taxed at a reduced rate. Distributions received by qualified foreign pension funds and their wholly owned non-U.S. subsidiaries will be taxed as described above at “—Distributions Generally” regardless of whether the distribution is attributable to the sale of a USRPI. Gain of a qualified foreign pension fund or its wholly owned non-U.S. subsidiary treated as gain from the sale or exchange of our common stock as well as our capital gain dividends and distributions treated as gain from the sale or exchange of our common stock under the rules described above at “—Distributions Generally” will not be subject to tax unless such gain is treated as effectively connected with the qualified foreign pension fund’s (or the subsidiary’s, as applicable) conduct of a U.S. trade or business, in which case the qualified foreign pension fund (or subsidiary) generally will be subject to tax at the graduated rates applicable to ordinary income, and in the same manner as U.S. Holders, unless an applicable income tax treaty provides otherwise, and may be subject to the 30% branch profits tax on its effectively connected earnings and profits, subject to adjustments, in the case of a foreign corporation.
Information Reporting and Backup Withholding. The applicable withholding agent will report to our Non-U.S. Holders and the IRS the amount of dividends treated as paid during each calendar year and the amount of any tax withheld with respect to such payments. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established under the provisions of an applicable income tax treaty or agreement. In addition, a Non-U.S. Holder may be subject to backup withholding with respect to dividends paid on our common stock, unless the Non-U.S. Holder certifies that it is not a U.S. person or otherwise establishes an exemption. If the proceeds of a disposition of stock are paid by or through a U.S. office of a broker dealer, the payment is generally subject to U.S. information reporting and to backup withholding unless the disposing Non-U.S. Holder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker dealer, unless the payor has actual knowledge that the payee is a United States person. However, if the proceeds from a disposition of stock are paid to or through a foreign office of a U.S. broker dealer or a non-U.S. office of a foreign broker dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a foreign person 50% or more of whose gross income from all sources for a three year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the United States, then (A) backup withholding will apply only if the broker dealer has actual knowledge that the owner is not a Non-U.S. Holder, and (B) information reporting will apply unless the Non-U.S. Holder certifies its non-U.S. status. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Other Tax Considerations
FATCA. Sections 1471 to 1474 of the Code (“FATCA”) impose a withholding tax of 30% on certain payments received by foreign financial institutions, their affiliates and certain other foreign entities, unless the payee entity agrees to comply with certain due diligence, reporting and related requirements with respect to its account holders and, in some cases, the owners of its debt and equity securities. Withholding under FATCA applies to certain payments of U.S. source income such as interest and dividends. Accordingly, we may be required to withhold under FATCA on distributions or other payments to investors that fail to comply with the applicable requirements of FATCA or to timely certify as to such compliance. Treasury regulations proposed by the U.S. Treasury Department in December 2018, however, indicate an intent to eliminate the requirement under FATCA of withholding on payments of gross proceeds from the disposition of our common stock (other than amounts treated as interest), and the U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.
Taxable Mortgage Pools and Excess Inclusion Income. An entity, or a portion of an entity, may be classified as a “taxable mortgage pool” (“TMP”), under the Code if:
•	substantially all of its assets consist of debt obligations or interests in debt obligations;
•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;
•	the entity has issued debt obligations (liabilities) that have two or more maturities; and
•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.
Under applicable Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. If financing and securitization arrangements give rise to TMPs, the consequences will be as follows.
A portion of the REIT’s income from the TMP arrangement could be treated as “excess inclusion income.” The REIT’s excess inclusion income must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:
•	cannot be offset by any net operating losses otherwise available to the stockholder;
•	in the case of a shareholder that is a REIT, a regulated investment company, or a common trust fund or other pass-through entity, is considered excess inclusion income of such entity;
•	is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and
•
results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

To the extent that excess inclusion income is allocated to certain stockholders of a REIT that are generally exempt from U.S. federal income tax, but that are not subject to tax on UBTI (e.g., a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the applicable corporate tax rate (currently 21%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Applicable Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect a non-publicly offered REIT’s compliance with its distribution requirements. See “ —Taxation—Requirements for Qualification—Annual Distribution Requirements.”
The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law.
If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to avoid any arrangements that would give rise to a TMP that would adversely affect our qualification as a REIT.
Future Changes in Applicable Law. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted, amended or repealed. Changes to the U.S. federal income tax laws and to interpretations of the U.S. federal income tax laws could adversely affect an investment in our common stock.
State and Local Taxes. We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in any securities being offered by this prospectus or a prospectus supplement to this prospectus.

PLAN OF DISTRIBUTION
We may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more investors, including through a specific bidding, auction or other process;
•	to investors through agents;
•	directly to agents;
•	to or through brokers or dealers;
•	to the public through underwriting syndicates led by one or more managing underwriters;
•	to one or more underwriters acting alone for resale to investors or to the public; or
•	through a combination of any of these methods or any other method permitted pursuant to applicable law.
In addition, the manner in which we may offer and sell some or all of the securities described in this prospectus includes, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the purchase price of the securities being offered and the net proceeds to be received by us from the sale;
•	any public offering price;
•	any over-allotment options under which the underwriters may purchase additional securities from us;
•	any delayed delivery arrangements;
•	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or markets on which the securities offered in the prospectus supplement may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
Any securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment transactions. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities to be offered by this prospectus and certain other legal matters as to Maryland law will be passed upon for us by Venable LLP. In addition, certain legal matters will be passed upon for us by O’Melveny & Myers LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of the Company for the two years ended December 31, 2024 have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph relating to risks and uncertainties due to originating, structuring, underwriting and managing senior secured loans and other types of loans for established cannabis industry operators, given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

SEC registration fee	$4,223.38
FINRA filing fee	$4,637.77
Trustee’s fees and expenses	*
Transfer agent and registrar fees	*
Printing expenses	*
Accounting fees and expenses	*
Rating agency fees	*
Legal fees and expenses	*
Miscellaneous expenses	*
Total	$8,861.15

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers.
Maryland law permits Advanced Flower Capital Inc. (the “Company”) to include a provision in its charter (the “Charter”) limiting the liability of its directors and officers to the Company and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. The Charter contains a provision that eliminates the Company’s directors’ and officers’ liability to the maximum extent permitted by Maryland law.
The Maryland General Corporation Law (the “MGCL”) requires the Company (unless the Charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits the Company to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or certain other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
Under the MGCL, the Company may not indemnify a director or officer in a suit by the Company or in its right in which the director or officer was adjudged liable to the Company or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the Company or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits the Company to advance reasonable expenses to a director or officer upon its receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

The Charter authorizes the Company to obligate itself, and the Company’s bylaws (the “Bylaws”) obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or
•
any individual who, while a director or officer of our Company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The Charter and Bylaws also permit the Company to indemnify and advance expenses to any individual who served any of its predecessors in any of the capacities described above and any employee or agent of the Company or any of its predecessors.
The Company has entered into indemnification agreements with each of its directors and officers whereby it agrees to indemnify such directors and officers to the maximum extent permitted by Maryland law against all expenses and liabilities, subject to certain standards to be met and certain other limitations and conditions as set forth in such indemnification agreements. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
We do not currently carry directors’ and officers’ insurance.
Item 16.	Exhibits.
A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1
Articles of Amendment and Restatement of Advanced Flower Capital Inc. (f/k/a AFC Gamma, Inc.) (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-11 on January 22, 2021 and incorporated herein by reference).

3.1A	Articles of Amendment, dated March 10, 2022 (filed as Exhibit 3.1A to the Company’s Annual Report on Form 10-K on March 10, 2022 and incorporated herein by reference).
3.1B	Articles of Amendment, dated October 22, 2024 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on October 22, 2024 and incorporated herein by reference).
3.2	Amended and Restated Bylaws of AFC Gamma, Inc. (filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-11 on January 22, 2021 and incorporated herein by reference).
3.2A
Second Amended and Restated Bylaws of Advanced Flower Capital Inc., dated October 22, 2024 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K on October 22, 2024 and incorporated herein by reference).

4.1	Description of Capital Stock (filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K on March 10, 2022 and incorporated herein by reference).
4.2
Indenture, dated as of November 3, 2021, by and between Advanced Flower Capital Inc. (f/k/a AFC Gamma, Inc.) and Argent Institutional Trust Company (f/k/a TMI Trust Company), as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on November 3, 2021 and incorporated herein by reference).

4.3	Form of 5.750% Senior Notes due 2027 (included in the Indenture filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on November 3, 2021 and incorporated herein by reference).
4.4+	Form of Indenture by and between Advanced Flower Capital Inc., as issuer, and Argent Institutional Trust Company, as trustee.
4.5+	Form of Global Note (included in the Indenture filed as Exhibit 4.4).
4.6*	Form of Articles Supplementary for Preferred Stock (including form of preferred stock certificate).
4.7*	Form of Warrant Agreement and Warrant Certificate.
4.8*	Form of Rights Agreement.
4.9*	Form of Unit Agreement and Unit Certificate.
5.1+	Opinion of Venable LLP relating to base prospectus.
5.2+	Opinion of O’Melveny & Myers LLP relating to the base prospectus.
8.1+	Opinion of O’Melveny & Myers LLP with respect to tax matters.
23.1+	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Venable LLP (included in Exhibit 5.1 filed herewith).
23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2 and Exhibit 8.1 filed herewith).
24.1	Power of Attorney (included on signature page hereto)
25.1+	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Argent Institutional Trust Company, as trustee with respect to Exhibit 4.4.
107+	Calculation of Filing Fee Tables

+	Filed herewith.
*	To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a document to be incorporated by reference in this registration statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on April 17, 2025.

ADVANCED FLOWER CAPITAL INC.

By:	/s/ Daniel Neville
Name: Daniel Neville
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel Neville and Brandon Hetzel, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Neville	Chief Executive Officer (Principal Executive Officer)	April 17, 2025
Daniel Neville

/s/ Brandon Hetzel	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 17, 2025
Brandon Hetzel

/s/ Leonard M. Tannenbaum	Chairman of the Board	April 17, 2025
Leonard M. Tannenbaum

/s/ Thomas Harrison	Director	April 17, 2025
Thomas Harrison

/s/ Alexander Frank	Director	April 17, 2025
Alexander Frank

/s/ Robert Levy	Director	April 17, 2025
Robert Levy

/s/ Marnie Sudnow	Director	April 17, 2025
Marnie Sudnow